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                                                                    EXHIBIT 23.1

                             [KPMG LLP LETTERHEAD]


                        Consent of Independent Auditors


The Board of Directors
First Interstate BancSystem, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of First Interstate BancSystem, Inc. of our reports as follows: (a) our report dated February 6, 1998, except for note 21 which is as of January 26, 2001, relating to the consolidated balance sheets of First Interstate BancSystem, Inc. and subsidiaries (the Company) as of December 31, 1997 and 1996, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Company's December 31, 1997, annual report on Form 10-K/A; such report contains an explanatory paragraph indicating that the Company restated its 1997 consolidated financial statements to account for its stock option plan as a variable plan under APB Opinion 25, "Accounting for Stock Issued to Employees"; (b) our report dated January 29, 1999, except for note 21 which is as of January 26, 2001, relating to the Company's consolidated balance sheets as of December 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1998, which report appears in the Company's December 31, 1998, annual report on Form 10-K/A; such report contains an explanatory paragraph indicating that the Company restated its 1998 and 1997 consolidated financial statements to account for its stock option plan as a variable plan under APB Opinion 25, "Accounting for Stock Issued to Employees"; (c) our report dated February 4, 2000, except for note 24 which is as of January 26, 2001, relating to the Company's consolidated balance sheets as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 1999, which report appears in the Company's December 31, 1999, annual report on Form 10-K/A; such report contains an explanatory paragraph indicating that the Company restated its 1999, 1998 and 1997 consolidated financial statements to account for its stock option plan as a variable plan under APB Opinion 25, "Accounting for Stock Issued to Employees"; and (d) our report dated January 26, 2001, relating to the consolidated balance sheets of the Company as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, which report appears in the Company's December 31, 2000, annual report on Form 10-K; such report contains an explanatory paragraph indicating that the Company restated its 1999 and 1998 consolidated financial statements to account for its stock option plan as a variable plan under APB Opinion 25, "Accounting for Stock Issued to Employees."


                                  /s/ KPMG LLP

Billings, Montana
September 13, 2001